Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Warren Kneeshaw
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Second Quarter Fiscal 2016 Results
Revenues $5.6 billion
GAAP EPS $0.78, Non-GAAP EPS $1.04

-Non-GAAP EPS Above Prior Guidance Range-

SAN DIEGO - April 20, 2016 - Qualcomm Incorporated (NASDAQ: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for its fiscal second quarter ended March 27, 2016.

“Our fiscal second quarter results were driven by stronger than expected performance across our chipset and licensing businesses,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “We are pleased with our continued progress in the licensing business, including the recent conclusion of new license agreements in China and the resolution of our dispute with LG Electronics. We are continuing to build momentum into the second half of our fiscal 2016 with traction for our Snapdragon processors in the premium and high tiers and strong execution of our strategic realignment plan.”

Second Quarter Results (GAAP)*

	Q2 Fiscal 2016	Q2 Fiscal 2015	Year-Over-Year Change	Q1 Fiscal 2016	Sequential Change
Revenues [1]	$5.6B	$6.9B	(19%)	$5.8B	(4%)
Operating income [1]	$1.4B	$1.3B	+6%	$1.7B	(16%)
Net income [2]	$1.2B	$1.1B	+11%	$1.5B	(22%)
Diluted earnings per share [2]	$0.78	$0.63	+24%	$0.99	(21%)
Operating cash flow	$0.7B	($0.7B)	N/M	$2.7B	(73%)

1 Throughout this news release, revenues, operating expenses, operating income, earnings before tax (EBT) and effective tax rates are from continuing operations (i.e., before adjustments for noncontrolling interests), unless otherwise stated.
2 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 2 of 12

Non-GAAP Second Quarter Results*

	Q2 Fiscal 2016	Q2 Fiscal 2015	Year-Over-Year Change	Q1 Fiscal 2016	Sequential Change
Revenues	$5.5B	$6.9B	(20%)	$5.8B	(4%)
Operating income	$1.9B	$2.7B	(30%)	$1.7B	+8%
Net income	$1.6B	$2.3B	(34%)	$1.5B	+6%
Diluted earnings per share	$1.04	$1.40	(26%)	$0.97	+7%
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Further discussion and detailed reconciliations between GAAP and Non-GAAP results are included within this news release.

* The following should be considered in regards to the year-over-year and sequential comparisons:

•	The second quarter of fiscal 2016 GAAP and Non-GAAP results included:

◦	$266 million of revenues, or $0.13 per share, due to the termination of an infrastructure license agreement resulting from the merger of two licensees.

•	The first quarter of fiscal 2016 GAAP results included:

◦	$380 million gain, or $0.20 per share, related to the sale of our wireless spectrum in the United Kingdom.

•	The second quarter of fiscal 2015 GAAP results included:

◦
$975 million charge, or $0.58 per share, related to the resolution reached with the China National Development and Reform Commission (NDRC) regarding its investigation of us under China’s Anti-Monopoly Law; and

◦	Operating cash flow also was impacted by the prepayment of $950 million to secure long-term capacity commitments at a supplier of our integrated circuit products.

Second Quarter Key Business Metrics

	Q2 Fiscal 2016	Q2 Fiscal 2015	Year-Over-Year Change (1)	Q1 Fiscal 2016	Sequential Change (1)
MSMTM chip shipments	189M	233M	(19%)	242M	(22%)
Total reported device sales (2)	$70.1B	$75.8B	(8%)	$60.6B	+16%
Est. reported 3G/4G device shipments (approx.) (2)	335M - 339M	384M - 388M	(13%)	307M - 311M	+9%
Est. reported 3G/4G average selling price (approx.) (2)	$205 - $211	$193 - $199	+6%	$193 - $199	+6%

(1)
The year-over-year and sequential changes for estimated reported 3G/4G device shipments and average selling prices are calculated at the midpoints. The midpoints of the estimated ranges are used for comparison purposes only and do not indicate a higher degree of confidence in the midpoints.

(2)
The second quarter of fiscal 2015 and 2016 are based on sales by our licensees in the December quarter as reported to us in the March quarter, and the first quarter of fiscal 2016 is based on sales by our licensees in the September quarter as reported to us in the December quarter.

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 3 of 12

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $30.0 billion at the end of the second quarter of fiscal 2016, compared to $29.6 billion a year ago and $30.6 billion at the end of the first quarter of fiscal 2016.

Return of Capital to Stockholders
The following table summarizes stock repurchases and dividends paid during the second quarter of fiscal 2016 (in millions, except per share amounts):

	Stock Repurchases		Dividends		Total
	Shares	Amount	Per Share	Amount	Amount
Q2 fiscal 2016	31.7	$1,547	$0.48	$710	$2,257

On April 8, 2016, we announced a cash dividend of $0.53 per share payable on June 22, 2016 to stockholders of record as of the close of business on June 1, 2016, which represents a 10 percent increase over our prior quarterly dividend.

Effective Income Tax Rates
Our fiscal 2016 annual effective income tax rates are estimated to be approximately 18 percent for both GAAP and Non-GAAP. The effective income tax rates for the second quarter of fiscal 2016 were 21 percent for GAAP and 18 percent for Non-GAAP. The effective tax rate for GAAP of 21% for the second quarter of fiscal 2016 was greater than the estimated annual effective tax rate of 18% primarily due to changes in our estimates related to foreign earnings taxed at rates that are less than the United States federal tax rate and the benefit of the retroactive reinstatement of the United States federal research and development credit recorded discretely during the first quarter of fiscal 2016.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment and certain derivative gains or losses, cannot be accurately

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 4 of 12

forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook. Our outlook includes an estimate of the benefit related to stock repurchases that we plan to complete.

We have not included any estimates related to the proposed joint venture with TDK Corporation in our fiscal 2016 outlook. The joint venture is expected to close by early calendar 2017. We expect the joint venture to be accretive to Non-GAAP earnings per share in the 12 months following the transaction close.

The following table summarizes GAAP and Non-GAAP guidance based on the current outlook. The Non-GAAP outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm’s Business Outlook Summary

	Q3 FY15 Results		Current Guidance Q3 FY16 Estimates
Revenues	$5.8	B	$5.2B - $6.0B
Year-over-year change			decrease 11% - increase 3%
Non-GAAP diluted earnings per share (EPS)	$0.99		$0.90 - $1.00
Year-over-year change			decrease 9% - increase 1%
Diluted EPS attributable to QSI	($0.02)		$0.01
Diluted EPS attributable to share-based compensation	($0.13)		($0.14)
Diluted EPS attributable to other items (1)	($0.12)		($0.09)
GAAP diluted EPS	$0.73		$0.68 - $0.78
Year-over-year change			decrease 7% - increase 7%
Metrics
MSM chip shipments	225	M	175M - 195M
Year-over-year change			decrease 13% - 22%
Total reported device sales* (2)	approx. $60.4B		approx. $52.0B - $60.0B (3)
Year-over-year change			decrease 1% - 14%
*Est. sales in March quarter, reported in June quarter

(1)	Our guidance for diluted EPS attributable to other items for the third quarter of fiscal 2016 includes a loss per share of $0.08 for acquisition-related items.

(2)
Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based, OFDMA-based and CDMA/OFDMA multimode subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period (collectively, 3G/4G devices). The reported quarterly estimated ranges of average selling prices (ASPs) and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information.  Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report sales net of permitted deductions, including transportation, insurance, packing costs and other items, while other licensees report sales and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. In addition, certain licensees may not report (in the quarter in which they are contractually obligated to report) their sales of certain types of subscriber units, which (as a result of audits, legal actions or for other reasons) may be reported in a subsequent quarter. Accordingly, total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that was not reported by the licensee until such particular period.

(3)
Our guidance range for the third quarter of fiscal 2016 total reported device sales reflects estimated 3G/4G total reported device sales that we currently expect to be reported to us, which includes an estimate of some prior period activity (i.e., devices shipped in prior periods) that may be reported to us.

Sums may not equal totals due to rounding.

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 5 of 12

Results of Business Segments
The following table reconciles our Non-GAAP results to our GAAP results ($ in millions, except per share data):

SEGMENTS	QCT	QTL	Non-GAAP Reconciling Items (a)	Non-GAAP		QSI		Share-Based Compensation	Other Items (b) (c) (d)	GAAP
Q2 - FISCAL 2016
Revenues	$3,337	$2,135	$67	$5,539		$12		$—	$—	$5,551
Change from prior year	(25%)	(12%)	46%	(20%)		N/M				(19%)
Change from prior quarter	(19%)	33%	6%	(4%)		33%				(4%)
Cost of equipment and services revenues				$2,017		$9		$10	$105	$2,141
Research and development				1,138		—		161	2	1,301
Selling, general and administrative				499		—		76	44	619
Other expenses				—		—		—	75	75
Operating income (loss)				$1,885		$3		($247)	($226)	$1,415
Change from prior year				(30%)		N/M		1%	80%	6%
Change from prior quarter				8%		N/M		—%	(25%)	(16%)
Interest expense				($72)		$—		$—	$—	($72)
Investment income, net				84	(e)	43	(f)	—	—	127
EBT	$170	$1,857	($130)	$1,897		$46		($247)	($226)	$1,470
Change from prior year	(77%)	(14%)	N/M	(35%)		N/M		1%	80%	(4%)
Change from prior quarter	(71%)	39%	13%	7%		(87%)		—%	(25%)	(14%)
EBT as % of revenues	5%	87%	N/M	34%						26%
Net income (loss)				$1,552		$30		($220)	($198)	$1,164
Change from prior year				(34%)		N/M		(7%)	81%	11%
Change from prior quarter				6%		(87%)		(18%)	N/M	(22%)
Diluted EPS				$1.04		$0.02		($0.15)	($0.13)	$0.78
Change from prior year				(26%)		N/M		(25%)	79%	24%
Change from prior quarter				7%		(87%)		(25%)	N/M	(21%)
Diluted shares				1,498		1,498		1,498	1,498	1,498
Q1 - FISCAL 2016
Revenues	$4,096	$1,607	$63	$5,766		$9		$—	$—	$5,775
Operating income (loss)				1,741		372		(247)	(181)	1,685
EBT	$590	$1,339	($150)	1,779		359		(247)	(181)	1,710
Net income (loss)				1,469		234		(187)	(18)	1,498
Diluted EPS				$0.97		$0.15		($0.12)	($0.01)	$0.99
Diluted shares				1,517		1,517		1,517	1,517	1,517
Q2 - FISCAL 2015
Revenues	$4,434	$2,414	$46	$6,894		$—		$—	$—	$6,894
Operating income (loss)				2,707		(4)		(249)	(1,118)	1,336
EBT	$750	$2,162	$26	2,938		(32)		(249)	(1,118)	1,539
Net income (loss)				2,339		(27)		(206)	(1,053)	1,053
Diluted EPS				$1.40		($0.02)		($0.12)	($0.63)	$0.63
Diluted shares				1,667		1,667		1,667	1,667	1,667

(a)
Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consisted primarily of certain research and development expenses, selling, general and administrative expenses, other expenses or income, interest expense and certain investment income that are not allocated to the segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.

(b)
In the second quarter of fiscal 2016, other items excluded from Non-GAAP EBT included $135 million of acquisition-related charges, $75 million of restructuring and restructuring-related charges related to our Strategic Realignment Plan, $12 million in asset impairment charges and $4 million of other severance costs.

(c)
In the second quarter of fiscal 2016, the tax benefit in the “Other Items” column included a $24 million tax benefit for the tax effect of other items and a $15 million tax benefit for the tax effect of acquisition-related items in EBT, partially offset by a $11 million tax expense to reconcile the tax provision for each column to the total GAAP tax provision for the quarter. At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. See the “Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates” herein.

(d)	Details of amounts included in the “Other Items” column for prior periods are included in the news releases for those periods.

(e)
Included $154 million in interest and dividend income, partially offset by $41 million in other-than-temporary losses on investments, $26 million in net realized losses on investments and $3 million in other net investment expense.

(f)	Included $50 million in net realized gains on investments and $1 million in other net investment income, partially offset by $8 million in equity in losses of investees.

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 6 of 12

Reconciliation of Non-GAAP Tax Rates to GAAP Tax Rates
(Unaudited)

Three Months Ended March 27, 2016
($ in millions)	Non-GAAP Results	QSI	Share-Based Compensation	Other Items	GAAP Results
Income (loss) before income taxes	$1,897	$46	$(247)	$(226)	$1,470
Income tax (expense) benefit	(345)	(16)	27	28	(306)
Net income (loss) (1)	$1,552	$30	$(220)	$(198)	$1,164

Tax rate	18%	35%	11%	12%	21%

(1)	Before adjustments for noncontrolling interests.

Conference Call
Qualcomm’s fiscal second quarter 2016 earnings conference call will be broadcast live on April 20, 2016, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. Callers should use reservation number 82473415.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

The Company uses the Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of equipment and services revenues, R&D expenses, SG&A expenses,

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 7 of 12

other income or expenses, operating income, interest expense, net investment income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-GAAP financial information also is used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.

Non-GAAP information used by management excludes QSI and certain share-based compensation, acquisition-related items, tax items and other items.

•
QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•	Certain other items are excluded because management views such expenses as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

•
Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items starting with acquisitions completed in the third quarter of fiscal 2011, as well as any tax effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property and third-party acquisition and integration services costs.

•
The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and litigation settlements and/or damages.

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 8 of 12

•
Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

About Qualcomm
Qualcomm Incorporated (NASDAQ: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 30 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit www.qualcomm.com.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: continuing momentum in the second half of our fiscal 2016 with traction for our Snapdragon processors in the premium and high tiers and strong execution of our strategic realignment plan; the announced joint venture with TDK, including the expected timing of the completion of the transaction, the parties’ ability to complete the transaction considering the various regulatory approvals and other closing conditions and the expectation that the transaction will be accretive to Non-GAAP earnings per share in the 12 months following the transaction close; our business outlook; stock repurchases that we plan to complete; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share, MSM chip shipments, total reported device sales, 3G/4G device shipments, 3G/4G average selling prices and effective income tax rates. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: risks associated with commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our ability to drive our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; the continued and future success of our licensing programs; government regulations and policies, or adverse rulings in enforcement or other proceedings; the commercial success of our new technologies, products and services; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; acquisitions, strategic transactions and investments; the execution of our Strategic Realignment Plan; our stock price and earnings volatility; our indebtedness; our ability to attract and retain qualified employees; foreign currency fluctuations; global economic conditions that impact the mobile communications industry and failures in

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 9 of 12

our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the second quarter ended March 27, 2016 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###
Qualcomm, Snapdragon and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. All other trademarks are the property of their respective owners.

Qualcomm Snapdragon processors are products of Qualcomm Technologies, Inc.

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 10 of 12

Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	March 27, 2016	September 27, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,775	$7,560
Marketable securities	10,627	9,761
Accounts receivable, net	1,738	1,964
Inventories	1,427	1,492
Deferred tax assets	—	635
Other current assets	590	687
Total current assets	20,157	22,099
Marketable securities	13,582	13,626
Deferred tax assets	2,203	1,453
Property, plant and equipment, net	2,391	2,534
Goodwill	5,657	5,479
Other intangible assets, net	3,896	3,742
Other assets	2,174	1,863
Total assets	$50,060	$50,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,452	$1,300
Payroll and other benefits related liabilities	785	861
Unearned revenues	791	583
Short-term debt	1,949	1,000
Other current liabilities	2,049	2,356
Total current liabilities	7,026	6,100
Unearned revenues	2,526	2,496
Long-term debt	9,993	9,969
Other liabilities	878	817
Total liabilities	20,423	19,382

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,467 and 1,524 shares issued and outstanding, respectively	—	—
Retained earnings	29,485	31,226
Accumulated other comprehensive income	160	195
Total Qualcomm stockholders’ equity	29,645	31,421
Noncontrolling interests	(8)	(7)
Total stockholders’ equity	29,637	31,414
Total liabilities and stockholders’ equity	$50,060	$50,796

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 11 of 12

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 27, 2016	March 29, 2015	March 27, 2016	March 29, 2015
Revenues:
Equipment and services	$3,349	$4,403	$7,436	$9,619
Licensing	2,202	2,491	3,890	4,374
Total revenues	5,551	6,894	11,326	13,993
Costs and expenses:
Cost of equipment and services revenues	2,141	2,628	4,675	5,676
Research and development	1,301	1,375	2,653	2,726
Selling, general and administrative	619	545	1,198	1,128
Other	75	1,010	(299)	1,063
Total costs and expenses	4,136	5,558	8,227	10,593
Operating income	1,415	1,336	3,099	3,400
Interest expense	(72)	(1)	(145)	(2)
Investment income, net	127	204	226	439
Income before income taxes	1,470	1,539	3,180	3,837
Income tax expense	(306)	(487)	(520)	(814)
Net income	1,164	1,052	2,660	3,023
Net loss attributable to noncontrolling interests	—	1	2	2
Net income attributable to Qualcomm	$1,164	$1,053	$2,662	$3,025

Basic earnings per share attributable to Qualcomm	$0.78	$0.64	$1.78	$1.83
Diluted earnings per share attributable to Qualcomm	$0.78	$0.63	$1.77	$1.80
Shares used in per share calculations:
Basic	1,487	1,645	1,495	1,653
Diluted	1,498	1,667	1,507	1,677

Dividends per share announced	$0.48	$0.42	$0.96	$0.84

Qualcomm Announces Second Quarter Fiscal 2016 Results                     Page 12 of 12

Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 27, 2016	March 29, 2015	March 27, 2016	March 29, 2015
Operating Activities:
Net income	$1,164	$1,052	$2,660	$3,023
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	372	304	736	591
Indefinite and long-lived asset impairment charges	45	63	47	138
Income tax provision (less than) in excess of income tax payments	(86)	80	(189)	73
Gain on sale of wireless spectrum	—	—	(380)	—
Non-cash portion of share-based compensation expense	247	249	494	522
Incremental tax benefits from share-based compensation	—	(30)	(2)	(78)
Net realized gains on marketable securities and other investments	(24)	(111)	(73)	(277)
Impairment losses on marketable securities and other investments	43	41	106	106
Other items, net	60	1	47	(30)
Changes in assets and liabilities:
Accounts receivable, net	(392)	165	254	338
Inventories	(212)	(100)	79	(403)
Other assets	55	(998)	121	(1,138)
Trade accounts payable	87	(776)	137	(508)
Payroll, benefits and other liabilities	(708)	(425)	(610)	(405)
Unearned revenues	86	(173)	49	(246)
Net cash provided (used) by operating activities	737	(658)	3,476	1,706
Investing Activities:
Capital expenditures	(125)	(196)	(253)	(449)
Purchases of available-for-sale securities	(4,038)	(2,792)	(7,775)	(8,758)
Proceeds from sales and maturities of available-for-sale securities	2,693	4,053	5,806	8,631
Purchases of trading securities	(28)	(393)	(177)	(695)
Proceeds from sales and maturities of trading securities	635	414	756	710
Proceeds from sales of other marketable securities	250	—	450	—
Acquisitions and other investments, net of cash acquired	(173)	(80)	(623)	(191)
Proceeds from sale of wireless spectrum	—	—	232	—
Other items, net	67	40	149	62
Net cash (used) provided by investing activities	(719)	1,046	(1,435)	(690)
Financing Activities:
Proceeds from short-term debt	3,239	1,095	4,328	1,095
Repayment of short-term debt	(2,290)	(1)	(3,380)	(1)
Proceeds from issuance of common stock	172	301	271	417
Repurchases and retirements of common stock	(1,548)	(1,947)	(3,598)	(3,611)
Dividends paid	(710)	(689)	(1,427)	(1,385)
Incremental tax benefits from share-based compensation	—	30	2	78
Other items, net	(20)	(2)	(18)	(9)
Net cash used by financing activities	(1,157)	(1,213)	(3,822)	(3,416)
Effect of exchange rate changes on cash and cash equivalents	1	(8)	(4)	(15)
Net decrease in cash and cash equivalents	(1,138)	(833)	(1,785)	(2,415)
Cash and cash equivalents at beginning of period	6,913	6,325	7,560	7,907
Cash and cash equivalents at end of period	$5,775	$5,492	$5,775	$5,492